                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                             TNP ENTERPRISES, INC.
.............................................................................
               (Name of Registrant as Specified In Its Charter)


..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:                  3-24-94
         ......................................................


Notes: ENTIRE EXECUTIVE COMPENSATION PORTION OF PROXY MATERIAL PREVIOUSLY FAXED ON 2-16-94 TO JIM BUDGE AT SEC. AND RECEIVED A NO COMMENT REPLY.

                             TNP ENTERPRISES, INC.
                            4100 International Plaza
                            Fort Worth, Texas 76109
                                 (817) 731-0099

              NOTICE OF ANNUAL MEETING OF HOLDERS OF COMMON STOCK

                          TO BE HELD ON APRIL 28, 1994

To the Holders of Common Stock of
 TNP ENTERPRISES, INC.:

  Notice is hereby given that the Annual Meeting (the "Meeting") of the Holders of Common Stock of TNP Enterprises, Inc. will be held on Thursday, April 28, 1994, at 11:00 a.m., Central Time, at 4100 International Plaza, Fort Worth, Texas 76109.

  The Meeting will be held for the following purposes:

    1. To elect three persons as Class 3 directors with terms continuing until the Annual Meeting of the Holders of Common Stock in 1997, and until their respective successors shall be duly elected and qualified.

    2. To ratify the appointment of the independent auditors for the current year.

    3. To transact such other business as may come before the Meeting or at any and all adjournments thereof.

  The Board of Directors has fixed the close of business on March 9, 1994, as the record date for determination of the holders of Common Stock entitled to receive notice of and to vote at the Meeting.

                                          By Order of the Board of Directors

                                          M. D. Blanchard
                                           Secretary

Fort Worth, Texas
March 25, 1994

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE FURNISHED FOR SUCH PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                             TNP ENTERPRISES, INC.

                            4100 International Plaza
                            Fort Worth, Texas 76109

                                PROXY STATEMENT
                                      FOR
                   ANNUAL MEETING OF HOLDERS OF COMMON STOCK

                                  THE MEETING

PROXY SOLICITATION

  The Board of Directors of TNP Enterprises, Inc. (the "Company") is furnishing this proxy statement (the "Proxy Statement") in connection with its solicitation by mail of proxies for use at the Annual Meeting of Holders of Common Stock, no par value (the "Common Stock"), to be held on Thursday, April 28, 1994, at 11:00 a.m., Central Time, at 4100 International Plaza, Fort Worth, Texas 76109 (the "Meeting"). A proxy in the enclosed form which is properly executed and returned by the shareholder and not revoked prior to the Meeting will be voted at such Meeting. A shareholder signing a proxy may revoke it at any time before it is exercised by submitting a new proxy with a later date, by notifying the Secretary of the Company in writing of revocation, or by voting in person at the Meeting after first withdrawing any proxy previously given. Shares represented by proxy at the Meeting will be voted in accordance with specifications made by the shareholder on the proxy card. Each share of Common Stock of the Company entitles the holder thereof to one vote. Cumulative voting rights do not exist.

  The number of shares of the class of stock entitled to vote at the Meeting and the number of votes of such class are as follows:

                                                    NUMBER OF SHARES NUMBER OF
          CLASS                                       OUTSTANDING      VOTES
          -----                                     ---------------- ----------
   Common, no par value............................    10,700,158    10,700,158

  The record date for determination of shareholders entitled to vote at the Meeting is March 9, 1994. This Proxy Statement and form of proxy are first being sent to shareholders on or about March 25, 1994.

SHAREHOLDER PROPOSALS

  The Bylaws of the Company set forth specific procedures to be followed for shareholder proposals. In general, a notice of a shareholder proposal is required to be received at the executive offices of the Company, in proper written form pursuant to the Company's Bylaws and the Rules of the Securities and Exchange Commission, not less than 30 nor more than 60 days prior to the first anniversary of the date of the notice of the preceding year's annual meeting.

                             ELECTION OF DIRECTORS

THE NOMINEES AND CONTINUING DIRECTORS

  The Board of Directors of the Company is divided into three Classes (Class 1, Class 2, and Class 3). At each Annual Meeting of Holders of Common Stock, the directors constituting one class are elected for a three-year term. The Bylaws of the Company provide that the number of directors shall be made up of nine
(9) members and shall be divided into three classes, each class to be as nearly equal in number as is possible.

  At the 1994 Annual Meeting of Holders of Common Stock, the shareholders will elect three persons as Class 3 directors, with terms continuing until the Annual Meeting of Holders of Common Stock in 1997. All directors elected will serve until their respective successors shall be duly elected and qualified, or until the earlier of death, resignation or removal. All three nominees for the Class 3 directors currently serve on the Board of Directors of the Company. The three nominees have consented to be named in the Proxy Statement and to serve if elected. The nominees, if elected directors of the Company, will also be elected to the Board of Directors of the Company's major subsidiary, Texas-New Mexico Power Company (the "Utility"), an electric utility company, at the Utility's Annual Meeting.

  Shares of Common Stock represented by the accompanying proxy will be voted for the election of the three nominees first listed below unless the proxy card is marked so as to withhold authority to vote for the election of one or more nominees. If any nominee is unable to serve or for good cause will not serve as a director, the proxy will be voted for the person nominated by the Board of Directors as a replacement for the nominee.

DIRECTORSHIP VACANCIES AND REPLACEMENT UNDERTAKING OF THE BOARD OF DIRECTORS

  Mr. J. M. Tarpley, 59 years of age, a member of the Board of Directors of the Company since 1988, and a member of the Board of Directors of the Utility since 1985, resigned as President, Chief Executive Officer, and Director from the Company and the Utility effective as of November 9, 1993.

  The Board of Directors of the Company has appointed a committee to search for, and recommend to the Board, a person to serve as President and Chief Executive Officer of the Company. The vacancy created by the resignation of the former President and Chief Executive Officer is expected to be filled for the unexpired term by the Board's appointment of the person selected by the Board to be the President and Chief Executive Officer.

  Following the resignation of a previous director, effective as of February 25, 1993, an advisory director was appointed as of April 1, 1993. However, at its regular February 1994 meeting, the Board of Directors was advised that the advisory director had decided not to stand for election by the Shareholders at the upcoming Annual Meeting. This unexpected event has resulted in the continuing vacancy associated with the February 25, 1993 resignation.

  A third vacancy on the Board was created by the untimely death of Dr. T. S. Mackey on February 25, 1994. Dr. Mackey held the now vacant Class 2 position.

  The Company's Board of Directors and its Personnel, Organization & Nominating Committee continue efforts to select replacement directors to fill the vacancies. The selection task is to obtain the services of the best available qualified persons. Members of management of the Company and the Utility are not being considered for the vacant positions on the Board, except to the extent one may be considered for the positions of President and Chief Executive Officer. At such time as the Board is able to evaluate and select persons qualified to act as directors, the Board will make appointments to fill the vacant positions in each Class, with such appointees expected to stand for election to the appropriate term for each Class at the 1995 Annual Meeting of Holders of Common Stock.

  The enclosed proxies for the 1994 Annual Meeting will only be voted with respect to the nominees for the Class 3 positions as set forth in this Proxy Statement. The Board of Directors presently has no plans, arrangements, commitments or understandings with respect to increasing or decreasing the size of the Board or any class of its directors.

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS

  Set forth below is certain information concerning the nominees, Messrs. Edwards, Kempner and Woofter, and the three directors not currently standing for election whose terms of office will continue until succeeding years:

NOMINEES FOR CLASS 3 DIRECTORS (TERMS EXPIRE IN 1997)

                            DIRECTOR            PRINCIPAL OCCUPATION AND BUSINESS
                             OF THE             EXPERIENCE DURING PAST FIVE YEARS;
        NAME/AGE          COMPANY SINCE              AND OTHER DIRECTORSHIPS
        --------          -------------         ----------------------------------
Cass O. Edwards, II, 67.      1984      Managing Partner, Edwards-Geren Limited (ranching
                                         and farming)
                                        Chairman, Overton Bancshares, Inc., since 1982
                                        Chairman and President, Cassco Land Company, Inc.
                                        Director of: Overton Bank and Trust, National
                                         Association
Harris L. Kempner, Jr.,
 54 ....................      1984      President, Kempner Capital Management, since 1981
                                         (investment advisor)
                                        Trustee, H. Kempner Trust Association
                                        Chairman Emeritus and Advisor to the Board of
                                         United States National Bank, since 1992
                                        Director of: Balmorhea Ranches; Imperial Holly
                                         Corp.; Cullen/Frost Bankers, Inc., since 1982;
                                         American Indemnity Company, since 1987; American
                                         Indemnity Financial, since 1990
R. D. Woofter, 70.......      1983      Chairman of the Board of the Company, since July
                                         2, 1988
                                        Chairman of the Board of the Utility, since July
                                         2, 1988

Continuing Directors Not Currently Standing for Election

CLASS 2 DIRECTORS (TERMS EXPIRE IN 1996)

John A. Fanning, 54.....      1984      Executive Vice President, Snyder Oil Corporation,
                                         since March 1990 (oil and gas producer)
                                        President, Snyder Oil Company, Inc., December 1987
                                         to March 1990
                                        Director of: Snyder Oil Company, Inc., since 1981
D. R. Spurlock, 61......      1993      Interim President and Chief Executive Officer of
                                         the Company and the Utility, since November 9,
                                         1993
                                        Sector Vice President--Operations of the Utility,
                                         September 1990 through 1992 (Retired)
                                        Vice President--Division Manager of the Utility,
                                         August 1979 to September 1990
                                        Director of: Texas City National Bank, since 1976

OPEN POSITION (SEE DISCUSSION ABOVE UNDER "DIRECTORSHIP VACANCIES AND
               REPLACEMENT UNDERTAKING OF THE BOARD OF DIRECTORS")


                            DIRECTOR            PRINCIPAL OCCUPATION AND BUSINESS
                             OF THE             EXPERIENCE DURING PAST FIVE YEARS;
        NAME/AGE          COMPANY SINCE              AND OTHER DIRECTORSHIPS
        --------          -------------         ----------------------------------
CLASS 1 DIRECTORS (TERMS EXPIRE IN 1995)
R. Denny Alexander, 48 .      1989      Owner, R. Denny Alexander & Company, since 1978
                                         (investment management)
                                        Managing Partner, OPNB Building Joint Venture,
                                         since 1978 (real estate investment)
                                        Chairman, Overton Bank and Trust, National
                                         Association, since May 1984
                                        Director of: Overton Bancshares, Inc., since 1982

OPEN POSITION (SEE DISCUSSION ABOVE UNDER "DIRECTORSHIP VACANCIES AND
               REPLACEMENT UNDERTAKING OF THE BOARD OF DIRECTORS")

OPEN POSITION (SEE DISCUSSION ABOVE UNDER "DIRECTORSHIP VACANCIES AND
               REPLACEMENT UNDERTAKING OF THE BOARD OF DIRECTORS")

ORGANIZATION OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors of the Company annually elects from its members an Audit Committee, Financial Committee, and Personnel, Organization & Nominating Committee.

  The Audit Committee. Committee members are Messrs. Alexander, Edwards, Fanning, and Woofter. This Committee held two meetings in 1993. The Audit Committee has the responsibility of recommending the accounting firm to be selected by the Board; determining and reviewing internal and external auditing staff qualifications; meeting and reviewing with the independent auditors, and the manager-internal audit, concerning matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial reporting and accounting, and operating controls and the scope of the respective audits of all the audit staff; and making appropriate recommendations to the Board of Directors.

  The Financial Committee. Committee members are Messrs. Alexander, Fanning, Kempner, Spurlock, and Woofter. This Committee held four meetings in 1993. The Financial Committee reviews and approves the Company's security offerings, budgeting and financial planning.

  The Personnel, Organization & Nominating Committee. Committee members are Messrs. Edwards and Woofter. Prior to his death, Dr. Mackey was a member of this Committee. This Committee held three meetings in 1993. The Personnel, Organization & Nominating Committee recommends levels of executive compensation and executive benefits not generally available to all employees. This Committee also studies qualifications of individuals and makes recommendations to the Board of Directors for nominees for director positions of the Company and reviews and recommends directors' compensation and benefits.

  This Committee would also consider any nominees for the Board of Directors of the Company recommended by shareholders. The Bylaws of the Company set forth the specific nominating procedure to be followed by shareholders. In general, the Bylaws require nominations to be presented to the Personnel, Organization & Nominating Committee, in the case of an annual meeting no less than 30 days, nor more than 60 days, prior to the anniversary date of the notice of the preceding year's Annual Meeting of Holders of Common Stock. The shareholder letter presenting a nomination is directed to include the name, address, and consent of the nominee, as well as sufficient information to satisfy the requirements of the Company's Bylaws and Regulation 14A under the Securities Exchange Act of 1934 as such rules concern the nomination of directors.

  1993 Board Meetings and Attendance. The Board of Directors of the Company held five Board meetings in 1993. The Board of Directors of the Utility held nine meetings in 1993.

  Except for the Chairman, each member of the Board of Directors who is not also an officer of the Company or its subsidiaries receives an annual retainer fee of $4,500 from each of the Company and the Utility. The Chairman of the Board of Directors receives an annual retainer fee of $36,000 from each of the Company and the Utility. The Chairman acts as agent for the Board of Directors and is a member of all Committees of the Board. Each director also receives $500 for attending each meeting of the Board of Directors of either the Company or the Utility, or Board committees of either entity of which he is a member. In the event that meetings of Boards of both entities or their Committees are held on the same day, the meeting fee is limited to $500 and is allocated evenly between the Company and the Utility.

                        SECURITY OWNERSHIP OF MANAGEMENT

DIRECTOR, NOMINEE AND MANAGEMENT SHAREHOLDING

  The following table sets forth information with respect to the beneficial ownership of the common stock of the Company by its directors, nominees for directors, each executive officer named in the Summary Compensation Table appearing later in this Proxy Statement, and all directors and officers as a group, as of January 31, 1994.

         NAME OF                                                  SHARES
   INDIVIDUAL OR GROUP         POSITION WITH COMPANY        BENEFICIALLY OWNED
   -------------------         ---------------------        ------------------
   R. D. Woofter         Chairman of the Board                     9,893 (1)
   R. Denny Alexander    Director                                    500
   Cass O. Edwards, II   Director                                  6,736
   John A. Fanning       Director                                    400
   Harris L. Kempner,    Director                                    200 (2)
    Jr.
   Thomas S. Mackey      Director                                  1,386
    (deceased as of 2-
    25-94)
   D. R. Spurlock        Director; Interim President and           1,584
                         CEO of Company and Utility since
                         11-9-93
   J. M. Tarpley         President, Chief Executive               11,347 (3)
                         Officer and Director of Company
                         and Utility until resignation on
                         11-9-93
   D. R. Barnard         Sector Vice President and Chief          18,491
                         Financial Officer of Utility and
                         Vice President and Chief
                         Financial Officer of Company
   J. V. Chambers        Sector Vice President--Revenue           13,964
                         Production of Utility
   A. B. Davis           Vice President--Chief Engineer of         4,002
                         Utility
   R. J. Wright          Vice President--Corporate                10,201
                         Services/ Generation of Utility
   Directors and                                                  96,370*
    officers as a group
    (16 persons) (4)

- --------
*Less than one (1) percent of outstanding shares of Common Stock.
(1) Does not include 66 shares owned by the wife of Mr. Woofter as her sole and separate property. Mr. Woofter disclaims any beneficial interest in all such shares.

(2) Does not include 200 shares owned by the wife of Mr. Kempner as her sole and separate property. Mr. Kempner disclaims any beneficial interest in all such shares.
(3) Subsequent to January 31, 1994, Mr. Tarpley disposed of all shares.
(4) Of the nine executive officers of subsidiaries, four are also executive officers of the Company. All shares held by such officers and directors are shares of the Company.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Personnel, Organization & Nominating Committee is responsible for recommending to the Board the appropriate levels of executive compensation. The members of the Committee are Messrs. Edwards and Woofter. Prior to his death, Dr. Mackey was a member of this Committee. Mr. Woofter, the Chairman of the Board and formerly the Chief Executive Officer and President of the Company and the Utility, retired as an officer of the Company and the Utility in 1988. Mr. Edwards is a director of Overton Bank and Trust, National Association, with which the Company maintains a banking relationship in the ordinary course of business. To the Company's knowledge, there were no other inter-relationships involving members of the Committee requiring disclosure in this Proxy Statement.

  The report of the Personnel, Organization & Nominating Committee on executive compensation and the performance graph that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE PERSONNEL, ORGANIZATION & NOMINATING
COMMITTEE ON EXECUTIVE COMPENSATION

  This report is presented by the Personnel, Organization & Nominating Committee (the "Committee") of the Board of Directors of both the Company and the Utility. The Committee has responsibility for reviewing compensation practices and making recommendations to the Board of all executive officers' compensation, with special attention to the Chief Executive Officer ("CEO").

COMPENSATION PHILOSOPHY AND STRATEGY

  The principal objectives of the Company's executive compensation program are to:

  . attract and retain executive officers by delivering a market competitive rate of base pay; and

  . provide salary increases to executive officers based on their individual effort and performance.

  The compensation program for executives is comprised of base salary only. The Company has not offered any restricted stock awards, stock options, or other long-term incentive compensation programs. Market competitive rates and salary ranges are determined by analyzing compensation data from electric utilities of similar revenue size. The compensation comparison group originally selected consists of 19 utilities in the Edison Electric Institute ("EEI") group of companies with revenues between $300 million and $600 million and which participated in EEI's annual compensation survey. Except for a nuclear generating company, all companies in this compensation comparison group which had publicly traded common equity were selected for the performance peer group. The companies participating in the EEI compensation survey have been used for several years by the Board of Directors for establishing the salary ranges for the executive officers. The compensation survey group changes slightly from year to year based on each company's decision to participate in the survey and its current revenues. In 1993, the compensation survey group consisted of 19 companies, approximately one-half of which were the companies in the performance peer group, except for one which did not participate in the EEI compensation survey and another which moved into a higher revenue group. The Committee's intent is to establish control points of executive salary ranges which are, over time, approximately equal to median salary levels for this group of companies.

  Performance criteria reviewed by the Committee include earnings levels, return on equity, and cost containment efforts. Performance of the Company and its subsidiaries by reference to established criteria is not explicitly used to establish the salary ranges, but the Committee does consider such performance in a subjective manner in determining each executive's appropriate salary level within the established salary range. An executive's position in the range reflects individual performance over a period of time in that position, as well as the individual's experience. The goals and objectives expected to be met are set forth in the annual operational plans.

  Because the executive compensation is within certain prescribed limits, the Committee has been advised that the terms of the Omnibus Budget Reconciliation Act of 1993 limiting the deductibility of executive compensation will not impact the Company's ability to deduct its executives' compensation and, therefore, believes no action is necessary to address this new legislation.

 Determination of CEO Compensation

  The Committee places particular emphasis on individual leadership and management performance in its determination of the salary level for the CEO. The principal performance factors of relatively equal importance are (i) establishing and recommending to the Board strategic direction for the Company (including its subsidiaries); (ii) building and maintaining a sound management team; (iii) providing leadership for achieving the Company's goals and objectives; and (iv) monitoring and evaluating Company (including its subsidiaries) performance and recommending to the Board and executing necessary actions to respond to performance results.

 1993 CEO and Other Executive Compensation

  Pursuant to an agreement with the Company and its subsidiaries, the general terms of which are discussed below under the heading Utility's Employment Contracts, James M. Tarpley, the then current CEO, resigned as an officer and director of each such company, effective as of November 9, 1993. The Committee believes that the compensation being paid to the CEO at the time of his resignation was appropriate for the level of knowledge, effort, and experience displayed. The Board has established a search committee to locate and retain a new CEO who the Board believes will best accomplish the principal performance factors set forth above.

  During the search period, the Board of Directors has named Dwight R. Spurlock as Interim President and CEO. In establishing the compensation payable to Mr. Spurlock, the Board of Directors considered the following factors, giving approximately equal weight to each factor:

  (1) the interim nature of the position;

  (2) Mr. Spurlock's prior knowledge of Company policies and procedures;

  (3) the immediate availability of Mr. Spurlock to provide stability and leadership during the interim period;

  (4) the necessity to offer a competitive salary and partially compensate the interim person for the benefits such as medical insurance, retirement accruals, Thrift Plan participation, and other benefits normally provided by the Company that would be unavailable for the interim position.

  The Committee evaluated the salaries of the executive officers at its regular November, 1993 meeting and recommended to the Board of Directors an increase of 3% for all executive officers, exclusive of the Interim President and CEO. The increase was effective January 10, 1994. After the increase, the comparative level of the named executives' salaries remains consistent with the general compensation philosophy and strategy.

 Conclusion

  The Committee believes that its stated compensation policy continues to serve the Company's best interests and believes that its decisions regarding 1993 executive compensation adequately reflect Company and individual performance and the current operating environment.

                           PERSONNEL, ORGANIZATION &
                              NOMINATING COMMITTEE

                      Cass O. Edwards, II    R. D. Woofter
              Thomas S. Mackey (deceased as of February 25, 1994)

 Performance Graph

  The following performance graph compares the performance of the Company's Common Stock to the S & P 500 Index and to the selected EEI Industry Group for the Company's last five fiscal years. This group of companies makes up the majority of the compensation comparison group which has been used by the Personnel, Organization & Nominating Committee for several years in the process of determining the salaries of the Company's CEO and executive officers. The graph assumes the reinvestment of dividends and that the value of the investment in the Company's Common Stock and each index was $100 at January 1, 1988. The peer group consists of Central Hudson Gas & Electric, Central Louisiana Electric, Eastern Utilities, El Paso Electric, Idaho Power, Iowa-Illinois Gas & Electric, Kentucky Utilities, Minnesota Power, Nevada Power, TNP Enterprises, Inc., Tucson Electric Power and Washington Water Power, and is the same as previously used.


                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURNS
            AMONG [TNP ENTERPRISES], S&P 500 INDEX AND PEER GROUP


Measurement Period           [TNP            S&P          PEER GROUP INDEX
(Fiscal Year Covered)        ENTERPRISES]    500 INDEX    (W/TNP)
- -------------------          ------------    ---------    ----------------
Measurement Pt-
1988                         $100.00         $100.00      $100.00
1989                         $116.69         $131.59      $106.64
1990                         $117.73         $127.49      $ 97.17
1991                         $125.61         $166.17      $117.82
1992                         $134.20         $178.81      $127.90
1993                         $127.69         $196.75      $143.54

SUMMARY COMPENSATION TABLE

  The following table sets forth information regarding cash compensation paid for services rendered to the Company and its subsidiaries to the former CEO, the Interim President and CEO, and each of the four most highly compensated executive officers of the Company and its subsidiaries whose cash compensation exceeded $100,000, for each of the last three fiscal years.

                                ANNUAL COMPENSATION              ALL OTHER
                          --------------------------------   COMPENSATION (3)
                          FISCAL            OTHER ANNUAL
NAME & PRINCIPAL           YEAR  SALARY(1) COMPENSATION(2)  (a)    (b)     (c)
POSITION                  ------ --------- --------------- ------ ------ -------
J. M. Tarpley (resigned
 11-9-93)...............   1993  $284,419                  $  -0- $2,581 $ 2,581
President and Chief        1992   309,776                   7,526  2,514  10,040
Executive Officer of the   1991   295,257                   7,306  2,295   9,601
Company and the Utility
D. R. Spurlock..........   1993    77,801                     -0-    -0-     -0-
(effective 11-9-93 named   1992   156,649      $24,885      8,728    704   9,432
Interim President and
 Chief                     1991   148,089       25,125      8,475    682   9,157
Executive Officer of the
Company and the Utility)
(prior to retirement
effective
12-31-92--Sector Vice
President--Operations of
the Utility)
D. R. Barnard...........   1993   147,857                     -0-    801     801
Vice President and Chief   1992   155,993                   8,728    682   9,410
Financial Officer of the   1991   145,177                   8,475    682   9,157
Company and Sector Vice
President and Chief
Financial Officer of the
Utility
J. V. Chambers..........   1993   148,404                     -0-    801     801
Sector Vice President--    1992   154,094                   8,728    704   9,432
Revenue Production of      1991   147,370                   8,475    682   9,157
the Utility
A. B. Davis.............   1993   120,224                     -0-    609     609
Vice President-Chief
Engineer                   1992   116,031                   6,730    487   7,217
of the Utility             1991   100,370                   5,778    440   6,218
R. J. Wright............   1993   127,921                     -0-    662     662
Vice President--
Corporate                  1992   127,058                   7,545    582   8,127
Services/Generation        1991   119,306                   7,071    538   7,609
 of the Utility

- --------
(1) Salaries for the officer group are reviewed annually with any changes in salary generally effective as of the date of the meeting of the directors held in conjunction with the Annual Meeting of the Holders of Common Stock. Because employee salaries are paid bi-weekly, the actual compensation for 1992 included an extra pay period.
(2) Housing and transportation allowance.
(3) All Other Compensation consists of the following:
  (a) Amounts contributed by Utility to Thrift Plan (401K Plan).
  (b) Premiums for Group Life.
  (c) Total "All Other Compensation", (a)+(b)=(c).

UTILITY'S PENSION PLAN

  The following table sets forth annual benefits payable to employees of the Company and the Utility under the Utility's Pension Plan at the normal retirement age of 65.

                               PENSION PLAN TABLE

                                  YEARS OF CREDITED SERVICE AT RETIREMENT
                           -----------------------------------------------------
REMUNERATION                  15       20       25       30       35       40
- ------------               -------- -------- -------- -------- -------- --------
$125,000.................. $ 30,147 $ 40,196 $ 50,245 $ 60,294 $ 70,343 $ 78,468
*150,000..................   36,522   48,696   60,870   73,044   85,218   94,968
*175,000..................   42,897   57,196   71,495   85,794  100,093  111,468
*200,000..................   49,272   65,696   82,120   98,544  114,968  127,968
*225,000..................   55,647   74,196   92,745  111,294  129,843  144,468
*250,000..................   62,022   82,696  103,370  124,044  144,718  160,968
*300,000..................   74,772   99,696  124,620  149,544  174,468  193,968
*400,000..................  100,272  133,696  167,120  200,544  233,968  259,968
*450,000..................  113,022  150,696  188,370  226,044  263,718  292,968
*500,000..................  125,772  167,696  209,620  251,544  293,468  325,968

- --------
*Benefits at these levels are shown without taking into account Internal
   Revenue Service (IRS) Code Section 415 limits or the $150,000 salary cap in effect following 1993, resulting from the IRS Code Section 401a 717 limits and, therefore, a portion of these benefits would be paid from the unfunded Excess Benefit Plan.

  The Utility maintains for the benefit of all eligible employees a non-contributory defined benefit retirement plan (the "Pension Plan") under which contributions are actuarially determined each year. All employees who have one year of service with the Utility and who are 21 years of age are eligible. As a defined benefit plan, the Utility's Pension Plan contributions, which are computed on an actuarial basis, cannot be readily calculated on a per person basis by Plan actuaries. Benefits for each eligible employee are based on the employee's number of years of service computed through the month in which he or she retires multiplied by a specified percentage of the employee's average monthly compensation for each full calendar year completed after 1993. The average monthly compensation for the named executive officers consists only of amounts included beneath the Salary column of the Summary Compensation Table. Pension benefits are not subject to deduction for Social Security benefits. Pension benefits are subject to reduction for retirement prior to age 62. For 1993, the Utility made no contribution to the Pension Plan.

  The Utility also maintains an unfunded Excess Benefit Plan to compensate certain highly compensated employees. Such highly compensated employees must first have their pensions subject to being reduced below the amount which would have been provided by the Pension Plan because of compliance with Sections 415 and 401a 717 of the Internal Revenue Code of 1986, as amended, and must be designated as eligible by the Board of Directors for participation in the Excess Benefit Plan. There are three participants currently designated by the Board of Directors. A Letter of Credit is purchased each year which will provide sufficient funds to the Trust to make payments to all persons who are covered by the Excess Benefit Plan if a "change in control" were to occur as that term is defined in certain employment contracts which are discussed hereafter. The Utility owns life insurance policies on the lives of two employees currently eligible to receive payments under such plan upon their retirement and one retiree who is currently receiving benefits under the Excess Benefit Plan. The proceeds of the policies are payable to the Utility to compensate the Utility for its payments to the eligible employees pursuant to the terms of the Excess Benefit Plan.

  As of December 31, 1993, the years of credited service for calculation of the retirement benefits for the named executive officers of the Company and the Utility were as follows:

                                                             YEARS OF
         NAME                                            CREDITED SERVICE
         ----                                            ----------------
      Mr. Tarpley.................................. 35 years, 6 months
      Mr. Spurlock................................. Retired as of 12-31-92 with
                                                    33 years, 7 months
      Mr. Barnard.................................. 32 years, 6 months
      Mr. Chambers................................. 14 years, 11 months
      Mr. Davis.................................... 28 years, 7 months
      Mr. Wright................................... 14 years, 10 months

UTILITY'S EMPLOYMENT CONTRACTS

  Employment contracts between the Utility and its officers and its other key personnel have been in effect since 1988. Such employment contracts were last reviewed, modified, and approved in form and substance by the Board of Directors of the Utility at the November, 1993 Board meeting. The principal purpose of the contracts is to encourage retention of management and other key personnel required for the orderly conduct of the business of the Utility during any threatened or pending acquisition of the Company or the Utility and during any transition of ownership. The terms of the contracts, from date of execution, are three years as to certain officers and managers of the Utility and two years as to the other key personnel. Upon the expiration of each contract, the Utility, at its option, may extend the contract for additional three or two year periods, as appropriate. The contracts for certain officers and managers, including the named executive officers, provide for lump sum compensation payments equal to three times their current annual salary, and other rights. The contracts for the other key personnel provide for payments equal to their annual salary. The lump sum payments for both the officers and other key personnel only become effective in the event of termination of employment or other adverse treatment of such persons following a "change in control" of the Company or the Utility, which event is defined to include, among other things, substantial changes in the corporate structure or ownership of either entity or in the Board of Directors of either entity.

  Pursuant to an agreement between J. M. Tarpley and the Company and its subsidiaries, including the Utility, Mr. Tarpley resigned his positions as officer and member of the Boards of Directors of all such companies, including his positions as President, Chief Executive Officer and a member of the Boards of the Company and the Utility. The agreement provides for November 9, 1993, as the effective time of resignation of such officer and director positions and, effective January 1, 1994, a contract of employment between Mr. Tarpley and the Utility. The agreement also sets forth other covenants and arrangements between the parties safeguarding confidential and proprietary information of the Company and its subsidiaries and prohibiting areas of participation by Mr. Tarpley in opposition to the Company and the Utility. Upon attaining age 62 (August 23, 1996), Mr. Tarpley will retire as an employee and have all rights of a retired employee of the Utility. As an employee and in consideration of the safeguarding and restricting covenants of Mr. Tarpley, his annual compensation until retirement, or his earlier death, will aggregate $284,000 per year. Mr. Tarpley has the rights as an employee to participate in the benefit plans and programs of the Utility, including such rights as a retired employee after age 62.

  Effective as of November 9, 1993, the Utility entered into an agreement with
D. R. Spurlock to serve as President and Chief Executive Officer on an interim basis. The agreement provides for the Utility to pay Mr. Spurlock $30,000 per month, and to reimburse him for certain expenses incurred during the interim period. Mr. Spurlock does not receive any benefits generally made available to employees, such as pension accrual and enhanced medical benefits. The agreement is terminable by either party upon twenty-four hour written notice.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

  Relationships and Transactions with Certain Directors. Mr. R. Denny Alexander, a Class 1 director whose term expires in 1995, is Chairman of the Board and director of Overton Bank and Trust, National Association. Mr. Cass O. Edwards, II, a Class 3 nominee whose term will expire in 1997, is a director of Overton Bank and Trust, National Association.

  The Company and the Utility maintain banking relations with Overton Bank and Trust, National Association. These banking relations are in the ordinary course of business for general banking and short-term investments, and all banking transactions are made on substantially the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions between such bank and other persons.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  A proposal will be presented to the Meeting to select the firm of KPMG Peat Marwick as independent auditors for the current year. KPMG Peat Marwick has audited the Company's and subsidiaries' books and records for the year ended December 31, 1993. Although the submission of this proposal to a vote of the shareholders is not legally required, in the event of a negative vote of a majority of the shares voted on the proposal by the Company's shareholders, management would select a different firm of auditors for approval by the Board of Directors.

  The members of KPMG Peat Marwick do not have any direct or indirect financial interest in the Company or its subsidiaries and have not had any previous connection with the Company or its subsidiaries in the capacity of promoters, underwriters, voting trustees, Directors, officers or employees.

  A representative of KPMG Peat Marwick is expected to attend the Meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.

                                    EXPENSES

  The Board of Directors is making this solicitation by mail through use of the Utility's officers, directors, and regular employees as a part of their ordinary business duties and through use of the Company's transfer agent and registrar, Society National Bank, Dallas, Texas. Following the initial solicitation by mail, further solicitation of proxies may be made by telephone or oral communication with some shareholders of the Company. The costs normally expended for a solicitation of directors in the absence of an election contest are not stated herein. Any further solicitation will be made by the Utility's employees at the Company's expense. The Company will pay the cost of soliciting proxies, including the reimbursement of banks, brokers, nominees, etc., for their expenses in forwarding proxy material to beneficial owners.

                                 OTHER BUSINESS

  The Board of Directors is not aware of any matters other than those indicated which are to be presented for action at the Meeting. If other matters are properly presented at the Meeting, the enclosed proxy will be voted by the persons named as proxies in accordance with their best judgment.

                                 ANNUAL REPORT

  Shareholders are being provided with this Proxy Statement a copy of the Company's Consolidated Annual Report for 1993.

P R O X Y

                             TNP ENTERPRISES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. R. SPURLOCK, D. R. BARNARD and M. D. BLANCHARD, as proxies, each with full power of substitution, and hereby autho-rizes them to represent and vote as designated below all shares of common stock of TNP Enterprises, Inc. (the "Company") which the undersigned has the power to vote at the Annual Meeting of Holders of Common Stock to be held on Thursday, April 28, 1994, and at any adjournment thereof.

Election of Class 3 Directors, Nominees:

Cass O. Edwards, II, Harris L. Kempner, Jr., and R. D. Woofter, until their respective successors shall have been duly elected and qualified.

                              (change of address)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED COMMON STOCK SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
                                                                    SEE REVERSE
                                                                       SIDE
[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

SHARES IN YOUR NAME                    REINVESTMENT SHARES

1. Election of Class 3 Directors (see reverse).

               FOR         WITHHELD
               [_]           [_]

(INSTRUCTION: To withhold authority to vote for any nominee listed, write the nominee's name in the space provided below.)

- -------------------------

2. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK as Independent Auditors of the Company for the current year.

                     FOR         AGAINST         ABSTAIN
                     [_]           [_]             [_]

3. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the Meeting.

[_]  (change of address)

SIGNATURE(S) ________________________ DATE ____________________________________

SIGNATURE(S) ________________________ DATE ____________________________________
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SHARES ARE HELD BY JOINT
      TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR OFFICER OF A CORPORATION, STATE THE CAPACITY IN WHICH YOU ARE SIGNING.

                                                  PLEASE MARK, SIGN, DATE AND
                                                 RETURN THE PROXY CARD PROMPTLY
                                                   USING THE ENCLOSED ENVELOPE

                             TNP ENTERPRISES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY     The undersigned hereby appoints D. R. SPURLOCK, D. R. BARNARD and
          M. D. BLANCHARD, as proxies, each with full power of substitution, and hereby authorizes them to represent and vote as designated below all shares of common stock of TNP Enterprises, Inc. (the "Company") which the undersigned has the power to vote at the Annual Meeting of Holders of Common Stock to be held on Thursday, April 28, 1994, and at any adjournment thereof.

1. ELECTION OF CLASS 3 DIRECTORS: Cass O. Edwards, II, Harris L. Kempner, Jr.,
                                  and R. D. Woofter, until their respective successors shall have been duly elected and qualified.

   [_] FOR All Nominees Listed Above       [_] WITHHOLD AUTHORITY To Vote
       (Except As Marked                       For All Nominees Listed Above
       To The Contrary Below)


(INSTRUCTION: To withhold authority to vote for any nominee listed, write the nominee's name in the space provided below.)

- --------------------------------------------------------------------------------

2. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK as Independent Auditors of the Company for the current year.

                   [_] FOR      [_] AGAINST      [_] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the Meeting.

                 (Continued and to be signed on reverse side.)
                         (Continued from reverse side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED COMMON STOCK SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or of-
                                                     ficer of a corporation,
                                                     state the capacity in
                                                     which you are signing.
- ----------------------------------------------------

- --------------------------------------------------------------------------------
Signature

- --------------------------------------------------------------------------------
Signature if held jointly

DATED: ___________________________________________________________________, 1994

                          PLEASE MARK, SIGN, DATE AND
                         RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE